Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of May 18, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Hunt	Early-June	65-67	Next to ADTI for three months @$64-66K

Rig 15	Baker Marine Big Foot III	85	GOM	Bois D’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in mid-August

Rig 20	Bethlehem JU 100 MC	100	GOM	Marlin	Late-May	84-86	Next to ADTI for 90 days @$84-86K

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81

Rig 26	Marathon LeTourneau 150-44-C	150	GOM	Shipyard	NA	NA	Undergoing refurbishment. Expected to enter service during Q1 2007. Bidding internationally

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Mid-July	66-68	Next to Helis through mid-January 2007 @$84-86K
International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	NA	Standby rate of $30,000/day paid from 2/23 to 4/30. Then off dayrate until mobilization commences, estimated to be +/- 5/22/06. Then dayrate of $49,500 through May 31, followed by two year-term at $69,500

Rig 31	Bethlehem JU 250 MS	250	Asia	Cairn/ Shipyard	May-07	NA	LOA for seven firm wells (est. 35 days per well), First well expected to commence in September at $110,000. Subsequent six wells at $140,000. Then five one well options at $140,000.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

Leg Length/Liftboat Class (Feet)	Total Number of Liftboats	April 2006				Comments
		Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)
Gulf of Mexico
260	1	1	$29,512	26	87%	4 days repair

230	3	3	24,896	81	90%	1 vessel in drydock in April and May

190-215	4	4	18,913	120	100%

140-150	5	5	9,780	45	30%	Four vessels in drydock April and May

120-130	15	14	7,323	361	86%	One vessel in drydock in April and May

105	14	12	5,665	286	79%	Three vessels in drydock in April, six vessels in May and one being refurbished March through May

Sub-total/Average	42	39	10,617	919	79%

Nigeria
130-170	4	4	9,644	111	93%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006. One vessel with nine days of Coast Guard inspection in April.

Total/Average	46	43	10,152	1,030	80%

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats, one cold-stacked 120 class liftboat.
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q2’05 for the vessels owned at that time was as follows:

230’ - $14,270, 190-215’ - $10,497, 140-150’ - $6,983, 120-130’ - $4,885, 105’ - $3,703.

(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ prospectus dated October 26, 2005 and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.